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                                                                    EXHIBIT 16.3


                                             November 21, 2001




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read the statements made by Oncure Technologies Corp. (the "Company") (File No. 0-30799) which we understand will be filed with the Securities and Exchange Commission (the "Commission"), pursuant to the requirements of Item 4 of Form 8-K, as part of the Company's Current Report on Form 8-K, to be filed with the Commission. We agree with the statements made concerning Moore Stephens, P. C. in such Form 8-K.

                                                   Sincerely,

                                                   /s/   MOORE STEPHENS, P.C.
                                                   ---------------------------
                                                   MOORE STEPHENS, P. C.